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                                                                 Exhibit (a)(27)

                                  (Translation)

                PUBLIC NOTICE OF CHANGE IN TERMS OF TENDER OFFER

                                                                December 7, 1999
                                              7-1, Udagawacho, Shibuya-ku, Tokyo
                                                                N.A.J. Co., Ltd.
                                       Gary K. Sumihiro, Representative Director

         This is to notify that N.A.J. Co., Ltd. will change the terms, etc. of tender offer prescribed in the "Public Notice of Commencement of Tender Offer" dated November 18, 1999, as set forth below.

1.       CONTENTS OF TENDER OFFER

         (1)      Name of Target Company

                  Amway Japan Limited

         (2)      Type of Shares or Other Securities Subject to Tender Offer

                  Shares of common stock with no par value

         (3)      Tender Offer Period

                  From Thursday, November 18, 1999 to Friday, December 17, 1999

2.       CONTENTS OF CHANGE IN TERMS OF TENDER OFFER

         (Note) Changed parts are underlined.

         2.       CONTENTS OF TENDER OFFER

         (5)      Number of Shares Proposed to be Purchased

                  (Before change)
                  Number of Shares Proposed to be Purchased:   34,312,778 Shares
                                                               ----------
                                    (Omitted)


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                                       -2-


                  (After change)
                  Number of Shares Proposed to be Purchased:   34,412,778 Shares
                                                               ----------
                                    (Omitted)

         (6) Shareholding Ratio of Bidder after Tender Offer, Shareholding Ratio of Special Related Parties as of Date of Public Notice and Total Shareholding Ratio

                  (Before change)
                  Bidder:                            23.82%
                                                     -----
                  Special Related Parties:  76.56%
                  Total:                             100%
                                                   (Omitted)

                  (After change)
                  Bidder:                            23.89%
                                                     -----
                  Special Related Parties:  76.56%
                  Total:                             100%
                                                   (Omitted)

3. SHARES TENDERED PRIOR TO THE DATE OF THIS PUBLIC NOTICE WILL ALSO BE PURCHASED UPON THE TERMS SO CHANGED.